Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the Registration Statements on Form S-8 (File Nos. 333-190683 and 333-179869) and into the Registration Statement on Form S-3 (File No. 333-179868), of our report dated September 24, 2014, relating to our audits of the consolidated financial statements of Radiant Logistics, Inc. appearing in this Annual Report on Form 10-K of Radiant Logistics, Inc. for the years ended June 30, 2014 and 2013.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

September 24, 2014